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                                                             EXHIBIT NO. 99.8







                                 CUSTODIAN CONTRACT
                                       Between
                                  MFS SERIES TRUST V
                                         and
                         STATE STREET BANK AND TRUST COMPANY

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                                   TABLE OF CONTENTS
 ...........................................................................Page
1.       Employment of Custodian and Property to be Held By It...............1

2.Duties of the Custodian with Respect to Property of the Trust
Held by the Custodian........................................................2
2.1      Holding Securities..................................................2
2.2      Delivery of Securities..............................................2
2.3      Registration of Securities..........................................5
2.4      Bank Accounts.......................................................5
2.5      Payments for Shares.................................................6
2.6      Investment and Availability of Federal Funds........................6
2.7      Collection of Income................................................6
2.8      Payment of Trust Monies.............................................7
2.9      Liability for Payment in Advance of Receipt of Securities Purchased.8
2.10     Payments for Repurchases or Redemptions of Shares of the Trust......9
2.11     Appointment of Agents...............................................9
2.12     Deposit of Trust Assets in Securities System........................9
2.12     A Trust Assets Held in the Custodian's Direct Paper System..........11
2.13     Segregated Account..................................................12
2.14     Ownership Certificates for Tax Purposes.............................13
2.15     Proxies.............................................................13
2.16     Communications Relating to Trust Portfolio Securities...............13

3.  Duties of the Custodian with Respect to Property of the Portfolio
Held Outside of the United States............................................14

3A.Duties of the Custodian with Respect to the State Street Portfolios.......14
3A.1     Appointment of Foreign Sub-Custodians...............................14
3A.2      Assets to be Held..................................................14
3A.3     Foreign Securities Depositories.....................................15
3A.4     Holding Securities..................................................15
3A.5     Agreements with Foreign Banking Institutions........................15
3A.6     Access of Independent Accountants of the Portfolio..................16
3A.7     Reports by Custodian................................................16
3A.8     Transactions in Foreign Custody Account.............................16
3A.9     Liability of Foreign Sub-Custodians.................................17
3A.10     Liability of Custodian.............................................17
3A.11    Reimbursement for Advances..........................................18
3A.12    Monitoring Responsibilities.........................................18
3A.13     Branches of U.S. Banks.............................................19
3A.14    Tax Law.............................................................19
3B.      Duties of the Custodian with Respect to the Chase Portfolios........19
3B.1     Appointment of Chase as Subcustodian................................20
3B.2     Standard of Care; Liability.........................................20
3B.3     Trust's Responsibility for Rules and Regulations....................20
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4.       Proper Instructions.................................................21

5.       Actions Permitted Without Express Authority.........................21

6.       Evidence of Authority...............................................22

7.       Duties of Custodian With Respect to the Books of Account
and Calculation of Net Asset Value and Net Income............................22

8.       Records.............................................................22

9.       Opinion of Trust's Independent Accountants..........................23

10.      Reports to Trust by Independent Public Accountants..................23

11.      Compensation of Custodian...........................................24

12.      Responsibility of Custodian.........................................24

13.      Effective Period, Termination and Amendment.........................26

14.      Successor Custodian.................................................27

15.      Interpretive and Additional Provisions..............................28

16.      Additional Portfolios...............................................28

17.      Massachusetts Law to Apply..........................................29

18.      Trust Disclaimer....................................................29

19.      Prior Contracts.....................................................29

20. Shareholder Communications...............................................30


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                             CUSTODIAN CONTRACT

         This Contract between MFS Series Trust V, a business trust organized and existing under the laws of The Commonwealth of Massachusetts, having its principal place of business at 500 Boylston Street, Boston, Massachusetts 02116, hereinafter called the "Trust", and State Street Bank and Trust Company, a Massachusetts trust company, having its principal place of business at 225 Franklin Street, Boston, Massachusetts, 02110, hereinafter called the "Custodian",

WITNESSETH:

         WHEREAS, the Trust is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets; and

         WHEREAS, the Trust currently offers shares in two series, MFS Total Return Fund and MFS Research Fund (such series together with all other series subsequently established by the Trust and made subject to this Contract in accordance with paragraph 16, being herein referred to as the "Portfolio(s)");

         NOW THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

1.       Employment of Custodian and Property to be Held by It.

         The Trust hereby employs the Custodian as the custodian of the assets of the Portfolios of the Trust pursuant to the provisions of the Declaration of Trust. The Trust agrees, on behalf of the Portfolios, agrees to deliver to the Custodian all securities and cash of the Portfolios, and all payments of income, payments of principal or capital distributions received by it with respect to all securities owned by the Portfolios from time to time, and the cash consideration received by it for such new or treasury shares of beneficial interest of the Trust representing interests in the Portfolios ("Shares") as may be issued or sold from time to time. The Custodian shall not be responsible for any property of a Portfolio held or received by the Portfolio and not delivered to the Custodian.

         Upon receipt of "Proper Instructions" (within the meaning of Section 2.17), the Custodian shall on behalf of the applicable Portfolio(s) from time to time employ one or more sub-custodians, but only in accordance with an applicable vote by the Board of Trustees of the Trust on behalf of the applicable Portfolio(s), and provided that the Custodian shall have no more or less responsibility or liability to the Trust on account of any actions or omissions of any subcustodian so employed than any such subcustodian has to the Custodian.


2. Duties of the Custodian with Respect to Property of the Trust Held By the Custodian.

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2.1 Holding  Securities.  The Custodian shall hold and physically  segregate for the account of each Portfolio all non-cash property, including all securities owned by such Portfolio, other than (a) securities which are maintained pursuant to Section 2.12 in a clearing agency which acts as a securities depository or in a book-entry system authorized by the U.S. Department of the Treasury (each, a "U.S. Securities System") and (b) commercial paper of an issuer for which State Street Bank and Trust Company acts as issuing and paying agent ("Direct Paper") which is deposited and/or maintained in the Direct Paper System of the Custodian pursuant to Section 2.12A.

2.2 Delivery of Securities. The Custodian shall release and deliver securities owned by a Portfolio held by the Custodian or in a U.S. Securities System account of the Custodian or in the Custodian's Direct Paper book entry system account ("Direct Paper System Account") only upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, and only in the following cases:

     1) Upon sale of such securities for the account of the Portfolio and receipt of payment therefor;

     2) Upon the receipt of payment in connection with any repurchase agreement related to such securities entered into by the Portfolio;

     3) In the case of a sale effected through a U.S. Securities System, in accordance with the provisions of Section 2.12 hereof;

     4) To the depository agent in connection with tender or other similar offers for securities of the Portfolio;

     5) To the issuer thereof or its agent when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to the Custodian;

     6) To the issuer thereof, or its agent, for transfer into the name of the Portfolio or into the name of any nominee or nominees of the Custodian or into the name or nominee name of any agent appointed pursuant to Section 2.11 or into the name or nominee name of any sub-custodian appointed pursuant to Article 1; or for exchange for a different number of bonds, certificates or other evidence representing the same aggregate face amount or number of units; provided that, in any such case, the new securities are to be delivered to the Custodian;

     7) Upon the sale of such securities for the account of the Portfolio, to the broker or its clearing agent, against a receipt, for examination in accordance with "street delivery" custom; provided that in any such case, the Custodian shall have no responsibility or liability for any loss arising from the delivery of such securities prior to receiving payment for such securities except as may arise from the Custodian's own negligence or willful misconduct;

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     8)  For   exchange   or   conversion   pursuant  to  any  plan  of  merger,
consolidation,   recapitalization,   reorganization   or   readjustment  of  the
securities of the issuer of such securities, or pursuant to provisions for conversion contained in such securities, or pursuant to any deposit agreement; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     9) In the case of warrants, rights or similar securities, the surrender thereof in the exercise of such warrants, rights or similar securities or the surrender of interim receipts or temporary securities for definitive securities; provided that, in any such case, the new securities and cash, if any, are to be delivered to the Custodian;

     10) For delivery in connection with any loans of securities made by the Portfolio, but only against receipt of adequate collateral as agreed upon from time to time by the Custodian and the Trust on behalf of the Portfolio, which may be in the form of cash or obligations issued by the United States government, its agencies or instrumentalities, except that in connection with any loans for which collateral is to be credited to the Custodian's account in the book-entry system authorized by the U.S. Department of the Treasury, the Custodian will not be held liable or responsible for the delivery of securities owned by the Portfolio prior to the receipt of such collateral;

     11) For delivery as security in connection with any borrowings by the Trust on behalf of the Portfolio requiring a pledge of assets by the Trust on behalf of the Portfolio, but only against receipt of amounts borrowed;

     12) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Securities Exchange Act of 1934 (the "Exchange Act") and a member of The National Association of Securities Dealers, Inc. ("NASD"), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange, or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Portfolio of the Trust;

     13) For delivery in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian, and a Futures Commission Merchant registered under the Commodity Exchange Act, relating to compliance with the rules of the Commodity Futures Trading Commission and/or any Contract Market, or any similar organization or organizations, regarding account deposits in connection with transactions by the Portfolio of the Trust;

     14) Upon receipt of instructions from the transfer agent ("Transfer Agent") for the Trust, for delivery to such Transfer Agent or to the holders of shares in connection with distributions in kind, as may be described from time to time in the currently effective prospectus and statement of additional information of the Trust related to the Portfolio ("Prospectus"), in satisfaction of requests by holders of Shares for repurchase or redemption; and

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     15) For any other proper  corporate  purpose,  but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose for which such delivery is to be made, declaring such purpose to be a proper corporate purpose, and naming the person or persons to whom delivery of such securities shall be made.

2.3 Registration of Securities. Securities held by the Custodian (other than bearer securities) shall be registered in the name of the Portfolio or in the name of any nominee of the Trust on behalf of the Portfolio or of any nominee of the Custodian which nominee shall be assigned exclusively to the Portfolio, unless the Trust has authorized in writing the appointment of a nominee to be used in common with other registered investment companies having the same investment adviser as the Portfolio, or in the name or nominee name of any agent appointed pursuant to Section 2.11 or in the name or nominee name of any sub-custodian appointed pursuant to Article 1. All securities accepted by the Custodian on behalf of the Portfolio under the terms of this Contract shall be in "street name" or other good delivery form.

2.4 Bank Accounts. The Custodian shall open and maintain a separate bank account or accounts (the "Portfolio's Account or Accounts") in the name of each Portfolio of the Trust, subject only to draft or order by the Custodian acting pursuant to the terms of this Contract, and shall hold in such account or accounts, subject to the provisions hereof, all cash received by it from or for the account of the Portfolio, other than cash maintained by the Portfolio in a bank account established and used in accordance with Rule 17f-3 under the Investment Company Act of 1940. Funds held by the Custodian for a Portfolio may be deposited by it to its credit as Custodian in the Banking Department of the Custodian or in such other banks or trust companies as it may in its discretion deem necessary or desirable; provided, however, that every such bank or trust company shall be qualified to act as a custodian under the Investment Company Act of 1940 and that each such bank or trust company and the funds to be deposited with each such bank or trust company shall on behalf of each applicable Portfolio be approved by vote of a majority of the Board of Trustees of the Trust. Such funds shall be deposited by the Custodian in its capacity as Custodian and shall be withdrawable by the Custodian only in that capacity.

2.5 Payments for Shares. The Custodian shall receive from the distributor for the Shares or from the Transfer Agent of the Trust and deposit into the Portfolio's Account such payments as are received for Shares of that Portfolio issued or sold from time to time by the Trust. The Custodian will provide timely notification to the Trust on behalf of each such Portfolio and the Transfer Agent of any receipt by it of payments for Shares of such Portfolio.

2.6 Investment and Availability of Federal Funds. Upon mutual agreement between the Trust on behalf of each applicable Portfolio and the Custodian, the Custodian shall, upon the receipt of Proper Instructions from the Trust on behalf of a Portfolio, 1) invest in such instruments as may be set forth in such instruments as may be set forth in such instructions on the same day as received all federal funds received after a time agreed upon the Custodian and the Trust; and 2) make federal

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funds available to such Portfolio as of specified times agreed upon from time to time by the Trust and the Custodian in the amount of checks received in payment for Shares of such Portfolio which are deposited into the Portfolio's account.

2.7 Collection of Income. The Custodian shall collect on a timely basis all income and other payments with respect to registered securities held hereunder to which each Portfolio shall be entitled either by law or pursuant to custom in the securities business, and shall collect on a timely basis all income and other payments with respect to bearer securities if, on the date of payment by the issuer, such securities are held by the Custodian or its agent thereof and shall credit such income, as collected, to such Portfolio's custodian account. Without limiting the generality of the foregoing, the Custodian shall detach and present for payment all coupons and other income items requiring presentation as and when they become due and shall collect interest when due on securities held hereunder. Income due each Portfolio on securities loaned pursuant to the provisions of Section 2.2 (10) shall be the responsibility of the Trust. The Custodian will have no duty or responsibility in connection therewith, other than to provide the Trust with such information or data as may be necessary to assist the Trust in arranging for the timely delivery to the Custodian of the income to which the Portfolio is properly entitled.

2.8 Payment of Trust Monies. Upon receipt of Proper Instructions from the Trust on behalf of the applicable Portfolio, which may be continuing instructions when deemed appropriate by the parties, the Custodian shall pay out monies of a Portfolio in the following cases only:

     1) Upon the purchase of securities for the account of the Portfolio but only (a) against the delivery of such securities to the Custodian (or any bank, banking firm or trust company doing business in the United States or abroad which is qualified under the Investment Company Act of 1940, as amended, to act as a custodian and has been designated by the Custodian as its agent for this purpose) registered in the name of the Portfolio or in the name of a nominee of the Custodian referred to in Section 2.3 hereof or in proper form for transfer;
(b) in the case of a purchase effected through a U.S. Securities System, in accordance with the conditions set forth in Section 2.12 hereof; or (c) in the case of a purchase involving the Direct Paper System, in accordance with the conditions set forth in Section 2.12A; or (d) in the case of repurchase agreements entered into between the Trust on behalf of the Portfolio and the Custodian, or another bank, or a broker-dealer which is a member of NASD, (i) against delivery of the securities either in certificate form or through an entry crediting the Custodian's account at the Federal Reserve Bank with such securities or (ii) against delivery of the receipt evidencing purchase by the Portfolio of securities owned by the Custodian along with written evidence of the agreement by the Custodian to repurchase such securities from the Portfolio;

     2) In connection with conversion, exchange or surrender of securities owned by the Portfolio as set forth in Section 2.2 hereof;

     3) For the redemption or repurchase of Shares issued by the Portfolio as set forth in Section 2.10 hereof;

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     4) For the payment of any expense or liability  incurred by the  Portfolio, including  but not  limited to the  following  payments  for the  account of the
Portfolio: interest, taxes, management, accounting, transfer agent and legal fees, and operating expenses of the Trust whether or not such expenses are to be in whole or part capitalized or treated as deferred expenses;

     5) For the payment of any dividends on Shares of the Portfolio declared pursuant to the governing documents of the Trust;

     6) For payment of the amount of dividends received in respect of securities sold short;

     7) For any other proper purpose, but only upon receipt of, in addition to Proper Instructions from the Trust on behalf of the Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee of the Trust signed by an officer of the Trust and certified by its Secretary or an Assistant Secretary, setting forth the purpose for which such payment is to be made, declaring such purpose to be a proper purpose, and naming the person or persons to whom such payment is to be made.

2.9 Liability for Payment in Advance of Receipt of Securities Purchased. In any and every case where payment for purchase of securities for the account of a Portfolio is made by the Custodian in advance of receipt of the securities purchased in the absence of specific written instructions from the Trust on behalf of such Portfolio to so pay in advance, the Custodian shall be absolutely liable to the Trust for such securities to the same extent as if the securities had been received by the Custodian except that in the case of repurchase agreements entered into by the Trust on behalf of a Portfolio with a bank which is a member of the Federal Reserve System, the Custodian may transfer funds to the account of such bank prior to the receipt of written evidence that the securities subject to such repurchase agreement have been transferred by book-entry into a segregated non-proprietary account of the Custodian maintained with the Federal Reserve Bank of Boston or of the safekeeping receipt, provided that such securities have in fact been so transferred by book-entry.

2.10 Payments for Repurchases or Redemptions of Shares of the Trust. From such funds as may be available for the purpose but subject to the limitations of the Declaration of Trust and any applicable votes of the Board of Trustees of the Trust pursuant thereto, the Custodian shall, upon receipt of instructions from the Transfer Agent, make funds available for payment to holders of Shares who have delivered to the Transfer Agent a request for redemption or repurchase of their Shares. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian is authorized upon receipt of instructions from the Transfer Agent to wire funds to or through a commercial bank designated by the redeeming shareholders. In connection with the redemption or repurchase of Shares of a Portfolio, the Custodian shall honor checks drawn on the Custodian by a holder of Shares, which checks have been furnished by the Trust to the holder of Shares, when presented to the Custodian in accordance with such procedures and controls as are mutually agreed upon from time to time between the Trust and the Custodian.

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2.11  Appointment  of  Agents.  The  Custodian  may at any  time or times in its discretion appoint (and may at any time remove) any other bank or trust company which is itself qualified under the Investment Company Act of 1940, as amended, to act as a custodian, as its agent to carry out such of the provisions of this
Article 2 as the Custodian may from time to time direct; provided, however, that
the   appointment   of  any  agent  shall  not  relieve  the  Custodian  of  its responsibilities or liabilities hereunder.

2.12 Deposit of Trust Assets in U.S. Securities Systems. The Custodian may deposit and/or maintain securities owned by a Portfolio in a U.S. Securities System in accordance with applicable Federal Reserve Board and Securities and Exchange Commission rules and regulations, if any, and subject to the following provisions:

     1) The Custodian may keep securities of the Portfolio in a U.S. Securities System provided that such securities are represented in an account ("Custodian's Account") of the Custodian in the U.S. Securities System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     2) The records of the Custodian with respect to securities of the Portfolio which are maintained in a U.S. Securities System shall identify by book-entry those securities belonging to the Portfolio;

     3) The Custodian shall pay for securities purchased for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that such securities have been transferred to the Custodian's Account, and (ii) the making of an entry on the records of the Custodian to reflect such payment and transfer for the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon (i) receipt of advice from the U.S. Securities System that payment for such securities has been transferred to the Custodian's Account, and (ii) the making of an entry on the records of the Custodian to reflect such transfer and payment for the account of the Portfolio. Copies of all advices from the U.S. Securities System of transfers of securities for the account of the Portfolio shall identify the Portfolio, be maintained for the Portfolio by the Custodian and be provided to the Trust at its request. Upon request, the Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio in the form of a written advice or notice and shall furnish to the Portfolio copies of daily transaction sheets reflecting each day's transactions in the U.S. Securities System for the account of the Portfolio.

     4) The Custodian shall provide the Trust for the Portfolio with any report obtained by the Custodian on the U.S. Securities System's accounting system, internal accounting control and procedures for safeguarding securities deposited in the U.S. Securities System;

     5) The Custodian shall have received from the Trust on behalf of the Portfolio the initial or annual certificate, as the case may be, required by
Article 9 hereof;

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     6) Anything to the contrary in this Contract notwithstanding, the Custodian shall be liable to the Trust for the benefit of the Portfolio for any loss or damage to the Portfolio resulting from use of a U.S. Securities System by reason of any negligence, misfeasance or misconduct of the Custodian or any of its agents or of any of its or their employees or from failure of the Custodian or any such agent to enforce effectively such rights as it may have against such U.S. Securities System; at the election of the Trust, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claim against the U.S. Securities System or any other person which the Custodian may have as a consequence of any such loss or damage if and to the extent that the Trust has not been made whole for any such loss or damage.

2.12A    Trust Assets Held in the Custodian's Direct Paper System.
The Custodian may deposit and/or maintain securities owned by a Portfolio in the Direct Paper System of the Custodian subject to the following provisions:

     1) No transaction relating to securities in the Direct Paper System will be effected in the absence of Proper Instructions from the Trust on behalf of the Portfolio;

     2) The Custodian may keep securities of the Portfolio in the Direct Paper System only if such securities are represented in an account ("Account") of the Custodian in the Direct Paper System which shall not include any assets of the Custodian other than assets held as a fiduciary, custodian or otherwise for customers;

     3) The records of the Custodian with respect to securities of the Portfolio which are maintained in the Direct Paper System shall identify by book-entry those securities belonging to the Portfolio;

     4) The Custodian shall pay for securities purchased for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such payment and transfer of securities to the account of the Portfolio. The Custodian shall transfer securities sold for the account of the Portfolio upon the making of an entry on the records of the Custodian to reflect such transfer and receipt of payment for the account of the Portfolio;

     5) The Custodian shall furnish the Trust on behalf of the Portfolio confirmation of each transfer to or from the account of the Portfolio, in the form of a written advice or notice, of Direct Paper on the next business day following such transfer and shall furnish to the Trust on behalf of the Portfolio copies of daily transaction sheets reflecting each day's transaction in the Securities System for the account of the Portfolio;

     6) The Custodian shall provide the Trust on behalf of the Portfolio with any report on its system of internal accounting control as the Trust may reasonably request from time to time.

2.13 Segregated Account. The Custodian shall upon receipt of Proper Instructions from the Trust on behalf of each applicable Portfolio establish and maintain a segregated account or accounts for and on behalf of each such Portfolio, into which account or accounts may be transferred cash and/or securities, including securities maintained in an account by the Custodian pursuant to Section 2.12 hereof, (i) in accordance with the provisions of any agreement among the Trust on behalf of the Portfolio, the Custodian and a broker-dealer registered under the Exchange Act and a member of the NASD (or any futures commission merchant registered under the Commodity Exchange Act), relating to compliance with the rules of The Options Clearing Corporation and of any registered national securities exchange (or the Commodity Futures Trading Commission or any registered contract market), or of any similar organization or organizations, regarding escrow or other arrangements in connection with transactions by the Trust, (ii) for purposes of segregating cash or government securities in connection with options purchased, sold or written by the Portfolio or commodity futures contracts or options thereon purchased or sold by the Portfolio, (iii) for the purposes of compliance by the Portfolio with the procedures required by Investment Company Act Release No. 10666, or any subsequent release or releases of the Securities and Exchange Commission relating to the maintenance of segregated accounts by registered investment companies and (iv) for other proper corporate purposes, but only, in the case of clause (iv), upon receipt of, in addition to Proper Instructions from the Trust on behalf of the applicable Portfolio, a certified copy of a resolution of the Board of Trustees or of the Executive Committee signed by an officer of the Trust and certified by the Secretary or an Assistant Secretary, setting forth the purpose or purposes of such segregated account and declaring such purposes to be proper corporate purposes.

2.14 Ownership Certificates for Tax Purposes. The Custodian shall execute ownership and other certificates and affidavits for all federal and state tax purposes in connection with receipt of income or other payments with respect to securities of each Portfolio held by it and in connection with transfers of securities.

2.15 Proxies. The Custodian shall, with respect to the securities held hereunder, cause to be promptly executed by the registered holder of such securities, if the securities are registered otherwise than in the name of the Portfolio or a nominee of the Portfolio, all proxies, without indication of the manner in which such proxies are to be voted, and shall promptly deliver to the Portfolio such proxies, all proxy soliciting materials and all notices relating to such securities.

2.16     Communications Relating to Trust Portfolio Securities.
The Custodian shall transmit promptly to the Trust for each Portfolio all written information (including, without limitation, pendency of calls and maturities of securities and expirations of rights in connection therewith and notices of exercise of call and put options written by the Trust on behalf of the Portfolio and the maturity of futures contracts purchased or sold by the Portfolio) received by the Custodian from issuers of the securities being held for the Portfolio. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Portfolio all written information received by the Custodian from issuers of the securities whose tender or exchange is sought and from the party (or his agents) making the tender or exchange offer. If the Portfolio desires to take action with respect to any tender offer, exchange offer or any other similar transaction, the Portfolio shall notify the Custodian at least three business days prior to the date on which the Custodian is to take such action.

3. Duties of the Custodian with Respect to Property of the Portfolios Held Outside of the United States.

3A. Duties of Custodian with Respect to the State Street Portfolios.

         The provisions of this Article 3A shall apply to the duties of the Custodian as they relate to the foreign securities of any Portfolio employing the State Street Global Custody Network pursuant to Section 16 of this Agreement (a "State Street Portfolio").

3A.1 Appointment of Foreign Sub-Custodians. The State Street Portfolios hereby authorize and instruct the Custodian to employ as sub-custodians for the Portfolios' securities and other assets maintained outside the United States the foreign banking institutions and foreign securities depositories designated in resolutions approved by the Board of Trustees of the Trust and delivered to State Street ("foreign sub-custodians"). Subject to receipt of "Proper Instructions", as defined in Section 5 of this Contract, together with a certified resolution of the Portfolio's Board of Trustees, the Custodian and a State Street Portfolio may from time to time agree to designate additional foreign banking institutions and foreign securities depositories to act as sub-custodian. Upon receipt of Proper Instructions, a State Street Portfolio may instruct the Custodian to cease the employment of any one or more such sub-custodians for maintaining custody of the Portfolio's assets.

3A.2 Assets to be Held. The Custodian shall limit the securities and other assets maintained in the custody of the foreign sub-custodians to: (a) "foreign securities", as defined in paragraph (c)(1) of Rule 17f-5 under the Investment Company Act of 1940, and (b) cash and cash equivalents in such amounts as the Custodian or the State Street Portfolio may determine to be reasonably necessary to effect the Portfolio's foreign securities transactions. The Custodian shall identify on its books as belonging to each State Street Portfolio, the foreign securities of the State Street Portfolio held by each foreign sub-custodian.

3A.3 Foreign Securities Depositories. Except as may otherwise be agreed upon in writing by the Custodian and a State Street Portfolio, assets of the State Street Portfolios shall be maintained in a clearing agency which acts as a securities depository or in a book-entry system for the central handling of securities located outside of the United States (each a "Foreign Securities System") only through arrangements implemented by the foreign banking institutions serving as sub-custodians pursuant to the terms hereof. (Foreign Securities Systems and U.S. Securities Systems are collectively referred to herein as "Securities Systems"). Where possible, such arrangements shall include entry into agreements containing the provisions set forth in Section 3A.5 hereof.

3A.4 Holding Securities. The Custodian may hold securities and other non-cash property for all of its customers, including the State Street Portfolios, with a Foreign Sub-custodian in a single account that is identified as belonging to the Custodian for the benefit of its customers, provided however, that (i) the records of the Custodian with respect to securities and other non-cash property of the State Street Portfolios which are maintained in such account shall identify by book-entry those securities and other non-cash property belonging to each State Street Portfolio and (ii) the Custodian shall require that securities and other non-cash property so held by the Foreign Sub-custodian be held separately from any assets of the Foreign Sub-custodian or of others.

3A.5 Agreements with Foreign Banking Institutions. Each agreement with a foreign banking institution shall provide that: (a) the assets of the State Street Portfolios will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the foreign banking institution or its creditors or agent, except a claim of payment for their safe custody or administration;
(b) beneficial ownership of the assets of each State Street Portfolio will be freely transferable without the payment of money or value other than for custody or administration; (c) adequate records will be maintained identifying the assets as belonging to each applicable State Street Portfolio; (d) officers of or auditors employed by, or other representatives of the Custodian, including to the extent permitted under applicable law the independent public accountants for the State Street Portfolios, will be given access to the books and records of the foreign banking institution relating to its actions under its agreement with the Custodian; and (e) assets of the State Street Portfolios held by the foreign sub-custodian will be subject only to the instructions of the Custodian or its agents.

3A.6 Access of Independent Accountants of the State Street Portfolios. Upon request of the State Street Portfolios, the Custodian will use its best efforts to arrange for the independent accountants of the State Street Portfolios to be afforded access to the books and records of any foreign banking institution employed as a foreign sub-custodian insofar as such books and records relate to the performance of such foreign banking institution under its agreement with the Custodian.

3A.7 Reports by Custodian. The Custodian will supply to the State Street Portfolios from time to time, as mutually agreed upon, statements in respect of the securities and other assets of the State Street Portfolios held by foreign sub-custodians, including but not limited to an identification of entities having possession of the State Street Portfolios securities and other assets and advices or notifications of any transfers of securities to or from each custodial account maintained by a foreign banking institution for the Custodian on behalf of each applicable State Street State Street Portfolio indicating, as to securities acquired for a State Street Portfolio, the identity of the entity having physical possession of such securities.

3A.8 Transactions in Foreign Custody Account. (a) Except as otherwise provided in paragraph (b) of this Section 3A.8, the provision of Sections 2.2 and 2.7 of this Contract shall apply, mutatis mutandis to the foreign securities of the State Street Portfolios held outside the United States by foreign sub-custodians.

         (b) Notwithstanding any provision of this Contract to the contrary, settlement and payment for securities received for the account of each applicable State Street Portfolio and delivery of securities maintained for the account of each applicable State Street Portfolio may be effected in accordance with the customary established securities trading or securities processing practices and procedures in the jurisdiction or market in which the transaction occurs, including, without limitation, delivering securities to the purchaser thereof or to a dealer therefor (or an agent for such purchaser or dealer) against a receipt with the expectation of receiving later payment for such securities from such purchaser or dealer.

         (c) Securities maintained in the custody of a foreign sub-custodian may be maintained in the name of such entity's nominee to the same extent as set forth in Section 2.3 of this Contract, and the State Street Portfolios agree to hold any such nominee harmless from any liability as a holder of record of such securities.

3A.9 Liability of Foreign Sub-Custodians. Each agreement pursuant to which the Custodian employs a foreign banking institution as a foreign sub-custodian shall require the institution to exercise reasonable care in the performance of its duties and to indemnify, and hold harmless, the Custodian and the State Street Portfolios from and against any loss, damage, cost, expense, liability or claim arising out of or in connection with the institution's performance of such obligations. At the election of a State Street Portfolio, it shall be entitled to be subrogated to the rights of the Custodian with respect to any claims against a foreign banking institution as a consequence of any such loss, damage, cost, expense, liability or claim if and to the extent that the State Street Portfolio has not been made whole for any such loss, damage, cost, expense, liability or claim.

3A.10 Liability of Custodian. The Custodian shall be liable for the acts or omissions of a foreign banking institution to the same extent as set forth with respect to sub-custodians generally in this Contract and, regardless of whether assets are maintained in the custody of a foreign banking institution, a foreign securities depository or a branch of a U.S. bank as contemplated by paragraph 3A.13 hereof, the Custodian shall not be liable for any loss, damage, cost, expense, liability or claim resulting from nationalization, expropriation, currency restrictions, or acts of war or terrorism or any loss where the sub-custodian has otherwise exercised reasonable care. Notwithstanding the foregoing provisions of this paragraph 3A.10, in delegating custody duties to State Street London Ltd., the Custodian shall not be relieved of any responsibility to a State Street Portfolio for any loss due to such delegation, except such loss as may result from (a) political risk (including, but not limited to, exchange control restrictions, confiscation, expropriation, nationalization, insurrection, civil strife or armed hostilities) or (b) other losses (excluding a bankruptcy or insolvency of State Street London Ltd. not caused by political risk) due to Acts of God, nuclear incident or other losses under circumstances where the Custodian and State Street London Ltd. have exercised reasonable care.

3A.11 Reimbursement for Advances. If a State Street Portfolio requires the Custodian to advance cash or securities for any purpose for the benefit of such State Street Portfolio including the purchase or sale of foreign exchange or of contracts for foreign exchange, or in the event that the Custodian or its nominee shall incur or be assessed any taxes, charges, expenses, assessments, claims or liabilities in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct, any property at any time held for the account of the applicable State Street Portfolio shall be security therefor and should the State Street Portfolio fail to repay the Custodian promptly, the Custodian shall be entitled to utilize available cash and to dispose of such State Street Portfolio's assets to the extent necessary to obtain reimbursement.

3A.12 Monitoring Responsibilities. The Custodian shall furnish annually to the State Street Portfolios, during the month of June, information concerning the foreign sub-custodians employed by the Custodian. Such information shall be similar in kind and scope to that furnished to the State Street Portfolios in connection with the initial approval of this Contract. In addition, the Custodian will promptly inform the State Street Portfolios in the event that the Custodian learns of a material adverse change in the financial condition of a foreign sub-custodian or any material loss of the assets of the State Street Portfolios or in the case of any foreign sub-custodian not the subject of an exemptive order from the Securities and Exchange Commission is notified by such foreign sub-custodian that there appears to be a substantial likelihood that its shareholders' equity will decline below $200 million (U.S. dollars or the equivalent thereof) or that its shareholders' equity has declined below $200 million (in each case computed in accordance with generally accepted U.S. accounting principles).

3A.13 Branches of U.S. Banks. (a) Except as otherwise set forth in this Contract, the provisions hereof shall not apply where the custody of the State Street Portfolio's assets are maintained in a foreign branch of a banking institution which is a "bank" as defined by Section 2(a)(5) of the Investment Company Act of 1940 meeting the qualification set forth in Section 26(a) of said Act. The appointment of any such branch as a sub-custodian shall be governed by paragraph 1 of this Contract.

         (b) Cash held for each State Street Portfolio in the United Kingdom shall be maintained in an interest bearing account established for the State Street Portfolio with the Custodian's London branch, which account shall be subject to the direction of the Custodian, State Street London Ltd. or both.

3A.14 Tax Law. The Custodian shall have no responsibility or liability for any obligations now or hereafter imposed on the State Street Portfolios or the Custodian as custodian of the State Street Portfolios by the tax law of the United States of America or any state or political subdivision thereof. It shall be the responsibility of the State Street Portfolios to notify the Custodian of the obligations imposed on the State Street Portfolios or the Custodian as custodian of the State Street Portfolio by the tax law of jurisdictions other than those mentioned in the above sentence, including responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting. The sole responsibility of the Custodian with regard to such tax law shall be to use reasonable efforts to assist the State Street Portfolios with respect to any claim for exemption or refund under the tax law of jurisdictions for which the State Street Portfolios have provided such information.

3B. Duties of the Custodian with respect to the Chase Portfolios.

         The provisions of this Article 3B shall apply to the duties of the Custodian as they relate to the foreign securities of MFS Total Return Fund and MFS Research Fund and any other Portfolio employing the Chase Global Custody Network pursuant to Section 16 of this Agreement (a "Chase Portfolio").

3B.1 Appointment of Chase as Subcustodian. The Custodian is authorized and instructed by the Chase Portfolios to employ Chase Manhattan Bank N.A. ("Chase") as subcustodian for the Chase Portfolios' foreign securities including cash incidental to transactions in such securities) on the terms and conditions set forth in the Subcustody Contract between the Custodian and Chase which is attached hereto as Exhibit A (the "Subcustody Contract"). The Custodian acknowledges that it has entered into the Subcustody Contract and hereby agrees to provide such services to the Chase Portfolios and in accordance with such Subcustody Contract as necessary for foreign custody services to be provided pursuant thereto.

3B.2 Standard of Care; Liability. Notwithstanding anything to the contrary in this Contract, the Custodian shall not be liable to the Chase Portfolios for any loss, damage, cost, expense, liability or claim arising out of or in connection with the maintenance or custody of the Chase Portfolios' foreign securities by Chase or by any other banking institution or securities depository employed pursuant to the terms of the Subcustody Contract, except that the Custodian shall be liable for any such loss, damage, expense, liability or claim directly resulting from the failure of the Custodian to exercise reasonable care in the performance of tits duties hereunder. At the election of a Chase Portfolio, such Chase Portfolio shall be entitled to be subrogated to the rights of the Custodian under the Subcustody Contract with respect to any claim arising hereunder against Chase or any other banking institution or securities depository employed by Chase if and to the extent that such Chase Portfolio has not been made whole therefor.

3B.3 Portfolio's Responsibility for Rules and Regulations. As between the Custodian and the Chase Portfolios, the Chase Portfolios shall be solely responsible to assure that the maintenance of foreign securities and cash pursuant to the terms of the Subcustody Contract comply with all applicable rules, regulations, interpretations and orders of the Securities and Exchange Commission, and the Custodian assumes no responsibility and makes no representations as to such compliance.

4. Proper Instructions. Proper Instructions as used throughout this Contract means a writing signed or initialed by one or more person or persons as the Board of Trustees shall have from time to time authorized. Each such writing shall set forth the specific transaction or type of transaction involved, including a specific statement of the purpose for which such action is requested. Oral instructions will be considered Proper Instructions if the Custodian reasonably believes them to have been given by a person authorized to give such instructions with respect to the transaction involved. The Trust shall cause all oral instructions to be confirmed in writing. Upon receipt of a certificate of the Secretary or an Assistant Secretary as to the authorization by the Board of Trustees of the Trust accompanied by a detailed description of procedures approved by the Board of Trustees, Proper Instructions may include communications effected directly between electro-mechanical or electronic devices provided that the Board of Trustees and the Custodian are satisfied that such procedures afford adequate safeguards for the Portfolios' assets.

5. Actions Permitted without Express Authority. The Custodian may in its discretion, without express authority from the Trust on behalf of each applicable Portfolio:

     1) make payments to itself or others for minor expenses of handling securities or other similar items relating to its duties under this Contract, provided that all such payments shall be accounted for to the Trust on behalf of the Portfolio;

     2) surrender securities in temporary form for securities in definitive form;

     3) endorse for collection, in the name of the Portfolio, checks, drafts and other negotiable instruments; and

     4) in general, attend to all non-discretionary details in connection with the sale, exchange, substitution, purchase, transfer and other dealings with the securities and property of the Portfolio except as otherwise directed by the Board of Trustees of the Trust.

6. Evidence of Authority. The Custodian shall be protected in acting upon any instructions, notice, request, consent, certificate or other instrument or paper believed by it to be genuine and to have been properly executed by or on behalf of the Trust. The Custodian may receive and accept a certified copy of a vote of the Board of Trustees of the Trust as conclusive evidence (a) of the authority of any person to act in accordance with such vote or (b) of any determination or of any action by the Board of Trustees pursuant to the Declaration of Trust as described in such vote, and such vote may be considered as in full force and effect until receipt by the Custodian of written notice to the contrary.

7. Duties of Custodian with Respect to the Books of Account and Calculation of Net Asset Value and Net Income.

         The Custodian shall cooperate with and supply necessary information to the entity or entities appointed by the Board of Trustees of the Trust to keep the books of account of each Portfolio and/or compute the net asset value per share of the outstanding shares of each Portfolio or, if directed in writing to do so by the Trust on behalf of the Portfolio, shall itself keep such books of account and/or compute such net asset value per share. If so directed, the Custodian shall also calculate daily the net income of the Portfolio as described in the Trust's currently effective prospectus related to such Portfolio and shall advise the Trust and the Transfer Agent daily of the total amounts of such net income and, if instructed in writing by an officer of the Trust to do so, shall advise the Transfer Agent periodically of the division of such net income among its various components. The calculations of the net asset value per share and the daily income of each Portfolio shall be made at the time or times described from time to time in the Trust's currently effective prospectus related to such Portfolio.

8.       Records.

         The Custodian shall with respect to each Portfolio create and maintain all records relating to its activities and obligations under this Contract in such manner as will meet the obligations of the Trust under the Investment Company Act of 1940, with particular attention to Section 31 thereof and Rules 31a-1 and 31a-2 thereunder, applicable federal and state tax laws and any other law or administrative rules or procedures which may be applicable to the Trust. All such records shall be the property of the Trust and shall at all times during the regular business hours of the Custodian be open for inspection by duly authorized officers, employees or agents of the Trust and employees and agents of the Securities and Exchange Commission. The Custodian shall, at the Trust's request, supply the Trust with a tabulation of securities owned by the Trust and held by the Custodian and shall, when requested to do so by the Trust and for such compensation as shall be agreed upon between the Trust and the Custodian, include certificate numbers in such tabulations.

9.       Opinion of Trust's Independent Accountant.

         The Custodian shall take all reasonable action, as the Trust on behalf of each applicable Portfolio may from time to time request, to obtain from year to year favorable opinions from the Trust's independent accountants with respect to its activities hereunder in connection with the preparation of the Trust's Form N-1A, and Form N-SAR or other annual reports to the Securities and Exchange Commission and with respect to any other requirements of such Commission.

10.      Reports to Trust by Independent Public Accountants.

         The Custodian shall provide the Trust, on behalf of each of the Portfolios at such times as the Trust may reasonably require, with reports by independent public accountants on the accounting system, internal accounting control and procedures for safeguarding securities, futures contracts and options on futures contracts, including securities deposited and/or maintained in a Securities System, relating to the services provided by the Custodian under this Contract; such reports, shall be of sufficient scope and in sufficient detail, as may reasonably be required by the Trust to provide reasonable assurance that any material inadequacies would be disclosed by such examination, and, if there are no such inadequacies, the reports shall so state.

11.      Compensation of Custodian.

         The Custodian shall be entitled to reasonable compensation for its services and expenses as Custodian, as agreed upon from time to time between the Trust on behalf of each applicable Portfolio and the Custodian.

12.      Responsibility of Custodian.

         So long as and to the extent that it is in the exercise of reasonable care, the Custodian shall not be responsible for the title, validity or genuineness of any property or evidence of title thereto received by it or delivered by it pursuant to this Contract and shall be held harmless in acting upon any notice, request, consent, certificate or other instrument reasonably believed by it to be genuine and to be signed by the proper party or parties. The Custodian shall be held to the exercise of reasonable care in carrying out the provisions of this Contract and shall be indemnified by the Trust for any action taken or omitted by it in the proper execution of instructions from the Trust. It shall be entitled to rely on and may act upon advice of counsel for the Trust on all matters and shall be without liability for any action reasonably taken or omitted pursuant to such advice. Notwithstanding the foregoing, the responsibility of the Custodian with respect to redemptions effected by check shall be in accordance with a separate Agreement entered into between the Custodian and the Trust.

         Except as may arise from the Custodian's own negligence or willful misconduct, the Custodian shall be without liability to the Portfolio for any loss, liability, claim or expense resulting from or caused by; (i) events or circumstances beyond the reasonable control of the Custodian or any sub-custodian or Securities System or any agent or nominee of any of the foregoing, including, without limitation, nationalization or expropriation, imposition of currency controls or restrictions, the interruption, suspension or restriction of trading on or the closure of any securities market, power or other mechanical or technological failures or interruptions, computer viruses or communications disruptions, acts of war or terrorism, riots, revolutions, work stoppages, natural disasters or other similar events or acts; (ii) errors by the Portfolio or the Investment Advisor in their instructions to the Custodian;
(iii) the insolvency of or acts or omissions by a Securities System; (iv) any delay or failure of any broker, agent or intermediary, central bank or other commercially prevalent payment or clearing system to deliver to the Custodian's sub-custodian or agent securities purchased or in the remittance or payment made in connection with securities sold; (v) any delay or failure of any company, corporation, or other body in charge or registering or transferring securities in the name of the Custodian, the Portfolio, the Custodian's sub-custodians, nominees or agents or agents or any consequential losses arising out of such delay or failure to transfer such securities including non-receipt of bonus, dividends and rights and other accretions or benefits; (vi) delays or inability to perform its duties due to any disorder in market infrastructure with respect to any particular security or Securities System; and (vii) any provision of any present or future law or regulation or order of the United States of America, or any state thereof, or any other country, or political subdivision thereof or of any court of competent jurisdiction. In no event shall the Custodian be liable for indirect, special or consequential damages.

         The  Custodian  shall be liable for the acts or  omissions of a foreign
banking   institution   to  the  same  extent  as  set  forth  with  respect  to
sub-custodians generally in this Contract.

         The Trust on behalf of a Portfolio agrees to indemnify and hold harmless the Custodian and its nominee from and against all taxes, charges, expenses, assessments, claims and liabilities (including counsel fees) incurred or assessed against it or its nominee in connection with the performance of this Contract, except such as may arise from its or its nominee's own negligent action, negligent failure to act or willful misconduct.

         The Custodian is authorized to charge any account of the applicable Portfolio for such item and its fees. To secure any such authorized charges and any advances of cash or securities made by the Custodian to or for the benefit of a Portfolio for any purpose which results in the Portfolio incurring an overdraft at the end of any business day or for extraordinary or emergency purposes during any business day, the Trust on behalf of the Portfolio hereby grants to the Custodian a security interest in and pledges to the Custodian securities held for it by the Custodian, in an amount not to exceed five percent of the applicable Portfolio's gross assets, the specific securities to be designated in writing from time to time by the Trust on behalf of the Portfolio or its investment adviser (the "Pledged Securities"). Should the Trust on behalf of the Portfolio fail to repay promptly any advances of cash or securities, the Custodian shall be entitled to use available cash and to dispose of the Pledged Securities as is necessary to repay any such advances.

13.      Effective Period, Termination and Amendment.

         This Contract shall become effective as of its execution, shall continue in full force and effect until terminated as hereinafter provided, may be amended at any time by mutual agreement of the parties hereto and may be terminated by either party by an instrument in writing delivered or mailed, postage prepaid to the other party, such termination to take effect not sooner than thirty (30) days after the date of such delivery or mailing; provided, however that the Custodian shall not with respect to a Portfolio act under
Section 2.12 hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees of the Trust have approved the initial use of a particular Securities System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Portfolio of such Securities System, as required in each case by Rule 17f-4 under the Investment Company Act of 1940, as amended and that the Custodian shall not with respect to a Portfolio act under Section 2.12A hereof in the absence of receipt of an initial certificate of the Secretary or an Assistant Secretary that the Board of Trustees has approved the initial use of the Direct Paper System by such Portfolio and the receipt of an annual certificate of the Secretary or an Assistant Secretary that the Board of Trustees has reviewed the use by such Portfolio of the Direct Paper System; provided further, however, (a) that the Trust shall not amend or terminate this Contract in contravention of any applicable federal or state regulations, or any provision of the Declaration of Trust, and (b) that the Trust on behalf of one or more of the Portfolios may at any time by action of its Board of Trustees (i) substitute another bank or trust company for the Custodian by giving notice as described above to the Custodian, or (ii) immediately terminate this Contract in the event of the appointment of a conservator or receiver for the Custodian or upon the happening of a like event at the direction of an appropriate regulatory agency or court of competent jurisdiction.

         Upon termination of the Contract, the Trust on behalf of each applicable Portfolio shall pay to the Custodian such compensation as may be due as of the date of such termination and shall likewise reimburse the Custodian for its costs, expenses and disbursements.

14.      Successor Custodian.

         If a successor custodian for the assets, of one or more of the Portfolios shall be appointed by the Board of Trustees of the Trust, the Custodian shall, upon termination, deliver to such successor custodian at the office of the Custodian, duly endorsed and in the form for transfer, all securities of each applicable Portfolio then held by it hereunder and shall transfer to an account of the successor custodian all of the securities of each such Portfolio held in a Securities System.

         If no such successor custodian shall be appointed, the Custodian shall, in like manner, upon receipt of a certified copy of a vote of the Board of Trustees of the Trust, deliver at the office of the Custodian and transfer such securities, funds and other properties in accordance with such vote.

         In the event that no written order designating a successor custodian or certified copy of a vote of the Board of Trustees shall have been delivered to the Custodian on or before the date when such termination shall become effective, then the Custodian shall have the right to deliver to a bank or trust company, which is a "bank" as defined in the Investment Company Act of 1940, of its own selection, having an aggregate capital, surplus, and undivided profits, as shown by its last published report, of not less than $25,000,000, all securities, funds and other properties held by the Custodian on behalf of each applicable Portfolio and all instruments held by the Custodian relative thereto and all other property held by it under this Contract on behalf of each applicable Portfolio and to transfer to an account of such successor custodian all of the securities of each such Portfolio held in any Securities System. Thereafter, such bank or trust company shall be the successor of the Custodian under this Contract.

         In the event that securities, funds and other properties remain in the possession of the Custodian after the date of termination hereof owing to failure of the Trust to procure the certified copy of the vote referred to or of the Board of Trustees to appoint a successor custodian, the Custodian shall be entitled to fair compensation for its services during such period as the Custodian retains possession of such securities, funds and other properties and the provisions of this Contract relating to the duties and obligations of the Custodian shall remain in full force and effect.

15.      Interpretive and Additional Provisions.

         In connection with the operation of this Contract, the Custodian and the Trust on behalf of each of the Portfolios, may from time to time agree on such provisions interpretive of or in addition to the provisions of this Contract as may in their joint opinion be consistent with the general tenor of this Contract. Any such interpretive or additional provisions shall be in a writing signed by both parties and shall be annexed hereto, provided that no such interpretive or additional provisions shall contravene any applicable federal or state regulations or any provision of the Declaration of Trust of the Trust. No interpretive or additional provisions made as provided in the preceding sentence shall be deemed to be an amendment of this Contract.

16.      Additional Portfolios.

         In the event that the Trust establishes one or more series of Shares in addition to the initial series with respect to which it desires to have the Custodian render services as custodian under the terms hereof, it shall so notify the Custodian in writing, specifying whether such additional Portfolio will employ the State Street Global Custody Network (thereby becoming a State Street Portfolio subject to Article 3A hereunder) or the Chase Global Custody Network (thereby becoming a "Chase Portfolio" subject to Article 3B hereunder) or any other global custody network agreed upon by the parties (in which event the Portfolio will be subject to Article 3B hereunder) and if the Custodian agrees in writing to provide such services, such series of Shares shall become a Portfolio hereunder.

17.      Massachusetts Law to Apply.

         This Contract shall be construed and the provisions thereof interpreted under and in accordance with laws of The Commonwealth of Massachusetts.

18.      Trust Disclaimer.

         A copy of the Declaration of Trust of the Trust is on file with the Secretary of State of The Commonwealth of Massachusetts. Custodian acknowledges that the obligations of or arising out of this instrument are not binding upon any of the Trust's trustees, officers, employees, agents or shareholders individually, but are binding solely upon the assets and property of the Trust in accordance with its proportionate interest hereunder. If this instrument is executed by the Trust on behalf of one or more series of the Trust, Custodian further acknowledges that the assets and liabilities of each series of the Trust are separate and distinct and that the obligations of or arising out of this instrument are binding solely upon the assets or property of the series on whose behalf the Trust has executed this instrument. If the Trust has executed this instrument on behalf of more than one series of the Trust, Custodian also agrees that the obligations of each series hereunder shall be several and not joint, in accordance with its proportionate interest hereunder, and Custodian agrees not to proceed against any series for the obligations of another series.

19.      Prior Contracts.

         This Contract supersedes and terminates, as of the date hereof, the existing custodian contract between the Trust on behalf of each of the Portfolios and the Custodian. Any reference to the custodian contract between the Trust and the Custodian in documents executed prior to the date hereof shall be deemed to refer to this Contract.

20.      Shareholder Communications.

         Securities and Exchange Commission Rule 14b-2 requires banks which hold securities for the account of customers to respond to requests by issuers of securities for the names, addresses and holdings of beneficial owners of securities of that issuer held by the bank unless the beneficial owner has expressly objected to disclosure of this information. In order to comply with the rule, the Custodian needs for the Trust to indicate whether the Trust, on behalf of the Portfolios, authorizes the Custodian to provide the Trust's name, address, and share position to requesting companies whose stock the Trust owns. If the Trust tells the Custodian "no", the Custodian will not provide this information to requesting companies. If the Trust tells the Custodian "yes" or does not check either "yes" or "no" below, the Custodian is required by the rule to treat the Trust as consenting to disclosure of this information for all securities owned by any Portfolios of the Trust. For the Trust's protection, the Rule prohibits the requesting company from using the Trust's name and address for any purpose other than corporate communications. Please indicate below whether the Trust consents or objects by checking one of the alternatives below.


         YES [ ] The Custodian is authorized to release the Trust's name, address, and share positions.

         NO [ ] The Custodian is not authorized to release the Trust's name, address, and share positions.

         IN WITNESS WHEREOF, each of the parties has caused this instrument to be executed in its name and behalf by its duly authorized representative and its seal to be hereunder affixed as of the 1st day of October, 1997.



Attest                                  MFS SERIES TRUST V


ELIZABETH G. ARMSTRONG                  By:      JAMES R. BORDEWICK, JR.
Name:    Elizabeth G. Armstrong         Name:    James R. Bordewick, Jr.
Title:   Associate Counsel              Title:   Assistant Secretary



Attest                                  STATE STREET BANK AND TRUST COMPANY


THOMAS M. LENZ                          By:      RONALD E. LOGUE
Thomas M. Lenz                                   Ronald E. Logue
Vice President                                   Executive Vice President



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